CommerceByUs, Inc.

Pennsylvania Corporation

$1,000,000 Offering Amount for 1,000,000 Shares of Common Stock

1,000,000 Warrants Exercisable at $10.00 per share of Common Stock

$1.00 per Common Stock and Warrant offered as One Unit

This is the initial public offering of securities of CommerceByUs, Inc., a Pennsylvania corporation. The Company is offering 1,000,000 of our Common Stock, par value $0.01 (“Common Stock”), and 1,000,000 warrants exercisable within 12 months from the effective date of initial offering at $10.00 per Common Stock. The Common Stocks and Warrants are offered as units at $1.00 per share/unit (the “Offered Shares”). If we have not received and accepted subscriptions for the Offered Shares to the minimum amount of $250,000 at the end of the one hundred fiftieth (150) day following qualification of the offering statement of which this offering circular is a part, subject to the Company’s ability to extend the offering for an additional thirty (30) days (the “Extension Period”), this offering will terminate. If the Company has received and accepted subscriptions for the number of Offered Shares on or before the end of the one hundred fiftieth (150) day following qualification, or the end of the Extension Period, if exercised, then the Company will close on this offering.

For this Closing, proceeds for such closing will be kept in a separate bank account, as agent or trustee for the persons who have the beneficial interests therein, pursuant to Section 15c2-4. If the offering does not close for any reason, the proceeds for the offering will be promptly returned to investors, without deduction and without interest. The minimum purchase requirement per investor is 500 Offered Shares ($500.00); however, the Company can waive the minimum purchase requirement on a case-by-case basis at our sole discretion.

Number of Shares	Price to Public	Underwriting Discounts(1) and Commissions	Proceeds to Issuer(2)
250,000	$ 1.00		$ 250,000
1,000,000	$ 1.00	$ 0.10	$ 900,000

Number of Warrants	Exercise Price[1]	Proceeds to Issuer
250,000	$ 10.00	$2,500,000
1,000,000	$10.00	$10,000,000

(1) Shares in the form of Units offered hereby will be initially sold by our directors and executive officers on behalf of the Company. We may also elect to engage licensed broker-dealers. No sales agents have yet been engaged to sell shares.

(2) At the minimum, the expense of the offering, but not limited to, legal, accounting, and blue-sky compliance is projected to be $30,000; while $50,000 for the maximum shares/units sold. With broker-dealers conducting the sale, total cost is projected to be $120,000.

1 $1.00 per Common Stock and Warrant as One Unit are the Offered Shares with the Warrant transferable and detachable from the Common Stock upon the minimum amount of $250,000 of proceeds collected at the end of the one hundred fiftieth (150) day following qualification of the offering statement of which this offering circular is a part of. Whether referred to as Shares or Units, the terms means the same.

The date of this Offering Circular is ___________________

ADVISORY STATEMENT

For general information on investing, the Company encourages you to refer to www.investor.gov.

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

This Offering Circular follows the disclosure format of Part I of Form S-1 pursuant to the general instructions of Part II(a)(1)(ii) of Form 1-A.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR APPLICABLE STATE SECURITIES LAWS, AND THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION. HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

OPENING STATEMENT - CommerceByUs, Inc.

The Company is offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. The Company has not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

Unless otherwise indicated, data contained in this Offering Circular concerning the business of the Company are based on information from various public sources. Although the Company believes that the data is generally reliable, such information is inherently imprecise, and our estimates and expectations based on the data involves a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations.

In this Offering Circular, unless the context indicates otherwise, references to “CommerceByUs, Inc.,” “we,” “Company,” “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of “CBU”.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary,” “Our Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations, and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

•Our ability to effectively execute our business plan.

•Our ability to manage our expansion, growth, and operating expenses.

•Our ability to retain and grow our customer base.

•Our ability to enter, sustain and renew customer arrangements on favorable terms.

•Our ability to evaluate and measure our business, prospects, and performance metrics.

•Our ability to compete and succeed in a highly competitive and evolving industry.

•Our ability to respond and adapt to changes in technology and customer behavior; and

•Our ability to protect our intellectual property and to develop, maintain and enhance a strong brand.

•Unanticipated but potential changes in government laws, rules and regulations, the replacement of which is being considered by Congress.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions, and expectations, considering all information currently available to us, we cannot guarantee future transactions, results, performance, achievements, or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

PLAN OF DISTRIBUTION

We are not selling the shares through commissioned sales agents or underwriters unless otherwise advised. Persons who desire information will be directed to info@commercebyus.com or 609.450.8929.

This Offering Circular will be furnished to prospective investors via download 24 hours per day, 7 days per week at U.S. Securities and Exchange Commission EDGAR Company Filing site. The Offering Circular and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov.

The website will not be the exclusive means by which prospective investors may subscribe in this offering. Upon qualification by the Securities & Exchange Commission, potential investors will be able to go on the website and a button will appear that simply states “Invest” in CommerceByUs, Inc. Once the “Invest” button is clicked, potential investors will again be given a comprehensive overview of the process and procedures, which will require an e-signature. Potential investors will then begin a user-friendly process of establishing their personal and financial identity, selecting the number of shares to be purchased and how payment will be made, and executing subscription agreements. Once complete all purchasers will be emailed a confirmation.

In order to subscribe to purchase the shares, a prospective investor must complete a subscription agreement and send payment by wire transfer, check, or PayPal. Investors must answer certain questions to determine compliance with the investment limitation set forth in Regulation A Rule 251(d)(2)(i)(C) under the Securities Act of 1933, which states that in offerings such as this one, where the securities will not be listed on a registered national securities exchange upon qualification, the aggregate purchase price to be paid by the investor for the securities cannot exceed 10% of the greater of the investor's annual income or net worth. In the case of an investor who is not a natural person, revenues or net assets for the investor's most recently completed fiscal year are used instead. The investment limitation does not apply to accredited investors, as that term is defined in Regulation D Rule 501 under the Securities Act of 1933. An individual is an accredited investor if he/she meets one of the following criteria: An entity other than a natural person is an accredited investor if it falls within any one of the following categories: The Company plans to engage its own facilities to confirm investor accreditation. It is estimated such cost are within the budget allocated for the cost of our Regulation A offering if all securities are sold.

If the contingency of at least $250,000 amount of the Offered Shares are not satisfied or the offering is otherwise terminated, investor funds will be promptly refunded in accordance with Securities Exchange Act Rule 10b-9. The Company plans to appoint Equity Stock Transfer Company, 236 West 37th Street, Suite 602, New York, NY 10018 as our independent agent to act as Escrow Agent.  The Escrow Agent will instruct Subscribers of Shares ("Subscribers") to deliver funds to Escrow Agent or wire transfer to a bank for credit to the Escrow Agent for CommerceByUs, Inc.

Conditions for Release from the CommerceByUs, Inc. Escrow Funds: (1) In the event that the Offering Amount is not deposited in the Escrow Account by 5:00 P.M. Eastern time on or before the Initial Termination Date or the Final Termination Date, as applicable, or the Company advises the Escrow Agent in writing that the Offering has been terminated (the “Termination Notice”), the Escrow Agent shall promptly return the Escrow Funds paid by each Subscriber to said Subscriber without interest or costs; (2) If prior to 5:00 P.M. Eastern time on the Initial Termination Date, the Escrow Agent receives written notice stating that the Initial Termination Date has been extended to the Final Termination date (the “Extension Notice”, then the Initial Termination Date shall be so extended; (3) Provided that the Escrow Agent does not receive the Termination Notice and the Offering Amount is deposited into the Escrow Account on or prior to the later of the Initial Termination date or the date stated in the Extension Notice, if any, received by the Escrow Agent, the Escrow Agent shall, pay the Escrow Funds; and (4) If, following the sale of the Offering Amount by 3:00 P.M. Eastern times on the later of the Initial Termination date or the date stated in the Extension Notice, if a then the Escrow Agent shall promptly return the Escrow Funds to the Subscribers without interest or costs.

CommerceByUs, Inc. reserves the right to develop programming to be used for the actual investment process. They may also have direct telephone, email exchanges or other contacts with persons interested in purchasing the Offered Shares. Persons who desire information will be directed to info@commercebyus.com or 609.450.8929

SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular.

CommerceByUs, Inc. is a Business Development Company acting as principal and consultants to identify investment or resource opportunities, pursue strategic prospects, develop new products, enter new markets, and form business partnerships. Specific projects are reviewed under “Fields of Development,” page 6.

This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the Company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision.

Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements, page 4.

OUR BUSINESS

CommerceByUs, Inc. was incorporated December 21, 2020 in the Commonwealth of Pennsylvania with 10,000,000 authorized, $0.01 par value, of common stock. Provisional administrative offices are at 5535 Bull Creek Road, P.O. Box 366 Tarentum, Pennsylvania, 15084.

CommerceByUs, Inc is a Business Development Company acting as principals and consultants. The long-term intent is to establish a private equity portfolio specifically to add on acquisitions, buyouts, industry consolidations, recapitalizations, late stage, and middle market investments. The primary assets of the Company were purchased from Tom Bontempo, President and Director, for $239,414.00 and was issued 4,300,000 shares of the Company’s common stock.  The Company plans to develop niche industrial or branded consumer companies focusing on manufacturing, distribution, consumer products, business services sector, electronic components, safety, and security.

Persons who desire information are directed to info@commercebyus.com or 609.450.8929.

FIELDS OF DEVELOPMENT

The assets acquired by the Company and other ideas are the basis for the “Fields of Development” projects and have been identified as primary candidates to grow into separate entities. The Fields of Development have not been fully disclosed due to the proprietary elements and trade secrets that may apply.  The incubation periods of the projects are estimated to be least 6-months to five years or as stated below.  The Company makes no assurances that any of the current Fields of Development projects or future undertakings will be successful.

1.CBD Extraction Systems:  The Company plans to conduct basic research and development of methods, equipment, supporting proprietary systems and technologies to produce industrial grade isotopes and compounds for clients or to third-party vendors.

2.Hemp and Marijuana Testing and Tracking Programs:  The Company plans to engage in testing and analyzing THC levels in hemp plants during the growing cycle and administer a tracking platform to follow "the crop" in whatever form to its destination. The proprietary THC testing and hemp tracking programs have two elements: (1) Using the original testing sequences in the field as the hemp crop matures as the first chain and (2) to the link the expanding list of records, called blocks in a cryptography structure. Each block would contain a cryptographic hash of the previous block, a timestamp, and transaction data. These activities are planned with independent project contractors with the Company providing a trained workforce and related equipment on a sale or lease basis.

3.Bonded Warehouse Provider: The Company plans to acquire and construct warehouses for storage of hemp, marijuana, and related derivatives on which payment of duties are deferred until the goods are removed.

4.Consumer Product Development: The Company plans to use proprietary systems to manufacture and market decarboxylated hemp and hemp absorption products and offer the technical knowhow to equipment manufacturers and joint venture partners for the actual manufacturing and processing, while the Company handles distribution under its portfolio of trade names, and domain registration names. At present, no joint venture partners have been identified.

5.CommerceByUs Media Group: The Company plans to create, invest, and distribute content to support commercial products and brands as principals and for others. The long-term goal is to build a multi-dimensional database-driven relationship with our target audiences.

6.Hydroponic Cultivation and Processing Equipment Fabricator:  We plan to implement current proprietary technologies owned by the Company to develop and lease innovative systems for the growing of crops, mainly hemp and marijuana.

7.CrystalBallClub.com: The Company plans to publish an online financial magazine using a proprietary algorithm. Projected launch date is the second calendar quarter of 2021.

Wrinkle Ersatz Factor X-29: The Company plans to develop and market a proprietary ointment that reduces the appearance of wrinkles and lines from smile lines to crow’s feet. Projected launch date is the third calendar quarter of 2021. The registered domain names WrinkleErsatzFactor.com and WrinkleErsatzFactorX-29.com have been established for website construction and brand enrichment.

8.Marijuana Learning Academy (“MLA”)  is  planned as a non-profit corporations registered in the states of New Jersey, Pennsylvania, Ohio and West Virginia to provide free online schooling, include study computers, internet access and educational tools that offers an entire curriculum, covering all aspects of the marijuana industry:  (1) How to Get a Cannabis Job , (2) How to Grow Marijuana, (3) Marijuana Laws and Regulations, (4), Bud Tender Training, (5) How to Manage a Dispensary & Delivery Service, (6) How to Distribute and Market Marijuana, and  (7) How to Design and Manage Social Media Programs and Outlets. The Company will provide on a competitive-cost basis the equipment and supplies to operate the schools. Projected launch date is the third calendar quarter of 2021.

9.Other Commercial Ideas under Consideration: The Company has investigated and considered additional candidates, which are included in the twenty-one proprietary business models purchased by the Company.

The Fields of Development projects, and future investigations are proprietary and will not be disclosed until the specific business entity or idea is launched as a commercial enterprise.  The Company seeks to form niche industrial or branded consumer companies, manufacturing, distribution, consumer products, business services sector, electronic components, safety, and security. The long-term intent is to establish a private equity portfolio specifically to add on acquisitions, buyouts, industry consolidation, recapitalization, late stage and middle market investments. There is no assurance that any of the projects or future endeavors will be launched or be successful on a commercial basis.

THE OFFERING

Issuer:	CommerceByUs, Inc.
Securities offered: Present as a Unit as “Offering Shares.”	1,000,000 shares of common stock, par value $0.01 ("Common Stock”) at the offering price of $1.00 per share (the "Offering Shares").
Current number of shares of Common issued and outstanding	4,740,000
Current number of shares under option	100,000
Price per share:	$ 1.00
Offering amount at $1.00:	$ 1,000,000
Maximum 1,000,000 common stock	$ 1,000,000
Minimum 250,000 common stock	$ 250,000
One-year 1,000,000 warrants exercise at $10.00 per share.

                                                                             $10,000,000

We plan to apply for quoting privileges of our Common Stock on the OTC Bulletin Board. The Over the Counter

Bulletin Board (OTCBB) is a quotation service offered by the National Association of Securities Dealers (NASD) that provides quote and volume information for securities traded over the counter (that is, securities not listed on the Nasdaq, NYSE, AMEX, or other exchanges)

USE OF PROCEEDS

	SHARES SOLD AT $1.00 PER SHARE
Use of Proceeds	$1,000,000 $250,000
Maximum - Number shares sold	1,000,000			$1,000,000
Minimum- Number of shares sold	250,000			$ 250,000
		(3)
Current Asset Development		$ 250,000	50,000
Asset Acquisitions – Mfg.		150,000	25,000
Assets Acquisition - Software		25,000	5,000
Cultivation Training Lab		25,000	10,000
Extraction Equipment		25,000	10,000
Administrative		50,000	10,000
General		100,000	30,000
Cost of Stock Offering (1)		120,000	30,000
Working Capital (2)		255,000	80,000
Gross Proceeds		1,000,000	250,000

(1) $120,000 represents the estimated expenses if an underwriter is engaged to sell 1,000,000 shares of the Stock Offering, without costs of audit $15,000: legal $15,000 and Blue-Sky Compliance $3,000. Cost do not include federal and states filing fees.

(2) Based on the minimum of 250,000 at $1.00 per shares being sold, the cost is estimated at $30,000.

(3) The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

DILUTION

Our book value as of December 31, 2020, was $423,952 or $0.09 per share of common stock on 4,740,000 shares outstanding. One-year stock options for 100,000 at $1.00 per share are outstanding.

The following table shows the resulting dilution, excluding 100,000 shares set aside for one-year options at $0.50 per share, and the assuming of an initial public offering price of $1.00 per share.

Book value as of December 31, 2020	$423,952	$ 0.09
Price to the public charged for each share in this offering	1,000,000	1.00
Expenses relating to Offering if all shares are sold. *	120,000
Increase in net book value per share	$ 1,303,952	$ 0.28
Dilution per share to new investors:		$ 0.72

* Based on the maximum Stock Offering of 1,000,000 common stock.

SUMMARY TABLE – Average Price Per Share

The following table summarizes on an as adjusted basis as of December 31, 2020 the difference between the number of shares of common stock purchased from us, the total consideration paid and the average price per share paid by existing stockholders and by new investors, assuming an initial public offering price of $1.00 per share and after deducting estimated underwriting discounts and commissions and excluding estimated offering expenses separately payable by us:

	SHARES PURCHASED		TOTAL CONSIDERATION	AVERAGE PRICE
	NUMBER	PERCENTAGE	AMOUNT	PER SHARE
Assuming sold:
Existing stockholders	4,740,000	82.6%	$ 434,716	$ 0.09
New Investors	1,000,000	17.4%	1,000,000	1.00
TOTAL	5,740,000	100%	1,423,961	0.545

(1)    Represents contributed assets since inception.

(2)   As of December 31, 2020, the Company had options of 100,000 shares of common stock and 100,000 one-year warrants exchangeable into shares of common stock at $10.00 per share.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of our capital stock as of December 31, 2020, for (i) all executive officers and directors as a group and (ii) each person, or group of affiliated persons, known by us to be the beneficial owner of more than ten percent (10%) of our capital stock.

A Private Placement of 350,000 shares of common stock at $0.50 per share was entered into on December 30, 2020 and payable as a Subscription Receivable on an as-needed-basis until January 31, 2021. No beneficial owner of the Private Placement owns 10% of our capital stock.  Such shares represent a Commitments and Contingencies since they have registration rights three months from the successful Offering date. Commitments and Contingencies are declared on the Trial Balance for the period ending December 31, 2020, as a responsibility and future cost to the Company.

The percentage of beneficial ownership of more than ten percent (10%) of our capital stock as identified below is based on 4,740,000 shares of common stock out of 10,000,000 deemed as authorized as of December 31, 2020.

 Thomas Bontempo    4,300,000 common stock90.71%

DESCRIPTION OF SECURITIES

Securities Being Offered

The following is a summary of the rights of our capital stock as provided in our articles of incorporation and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the offering statement of which this offering circular is a part.

Authorized Capital

The Company has authorized capital stock consists of 10,000,000 shares of common stock, par value $0.01 par value of which 4,740,000 shares are of common stock are issued and outstanding.

Voting Rights. The common stocks are entitled to one vote for each share held of record on all matters submitted to a vote as shareholders. Pennsylvania law provides for cumulative voting for the election of director for all common stocks. As a result, any shareholder may cumulate his or her votes by casting them all for any one director nominee or by distributing them among two or more nominees. This may make it easier for minority shareholders to elect a director.

Dividends. Holders of all common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor as well as any distributions to the shareholders. The payment of dividends on both classes of common stock will be a business decision to be made by our board of directors from time to time based upon results of our operations and our financial condition and any other factors that our board of directors considers relevant. Payment of dividends on the common stock may be restricted by loan agreements, indentures and other transactions entered by us from time to time.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all our assets remaining after payment of liabilities

Absence of Other Rights or Assessments. Holders of common stock have no preferential, preemptive, conversion or exchange rights. There is no redemption or sinking fund provisions applicable to the common stock. When issued in accordance with our articles of incorporation and law, shares of our common stock are fully paid and not liable to further calls or assessment by us. Under Pennsylvania law and generally under state corporation laws, the holders of our common shares will have limited liability pursuant to which their liability is limited to the amount of their investment in us.

FINANCIAL STATEMENTS AND NOTES

COMMERCEBYUS, INC.

Balance Sheet (Unaudited)(1)(6)

December 31, 2020

Assets

Current Assets

Cash and Cash Equivalent    4,293.00

Subscriptions Receivable180,000.00

Prepaid Expenses  11,009.00

Total Current Assets195,302.00

Fixed Assets

Property and Equipment124,119.00

Intangible Assets115,295.00

Total Fixed Assets239,414.00

Total Assets434,716.00

Commitments and Contingencies (2)

Liabilities and Stockholders’ Equity

Current Liabilities

Accounts Payable    3,761.00

Accrued and Other Liabilities    7,003.00

Total Current Liabilities  10,764.00

Stockholders’ Equity

Common Stock at $0,01 par value, 10,000,000 shares authorized

Issued and Outstanding – 4,740,000 shares    4,740.00

Additional Paid-In Capital419,212.00

Accumulated Deficit         00.00

Total Stockholders’ Equity423,952.00

Total Liabilities and Stockholders’ Equity434,716.00

See notes to Financial Statements on page 12.

COMMERCEBYUS, INC.

Statement of Operations (Unaudited)(1)(6)

December 31, 2020

Net Revenue	0.00

Expenses:
Research, Development and Allocation	00.00
General and Administrative	00.00
Sales and Marketing	00.00
Depreciation and Amortization	00.00
Operating Expenses	00.00

Net Gain (Loss) from Operations	00.00

Other Expenses:	00.00
Unrealized Gain (Loss) on Assets	00.00
Net Gain (Loss) before Taxes	00.00
Provision for Taxes	0.00

Net Gain (Loss)	00.00

Net Gain (Loss) per share – basic	$ 00.00

Weighted Average Shares Outstanding – basic	4,740,000
Weighted Average Shares Outstanding – diluted	4,840,000

See notes to Financial Statements on page 12.

COMMERCEBYUS, INC.

Statement of Cash Flows (Unaudited)(1)(6)

December 31, 2020

Cash Flows from Operating Activities

Net Gain (Loss)	00.00
00.00

Change in Assets and Liabilities
Prepaid Expenses and Other Current Assets	11,009.00
Accounts Payable, Accrued and Others	00.00
11.009.00
Current Liabilities	00.00
Net Cash Used in Operating Activities	11,009.00

Cash Flows from Financing Activities
Proceeds from Issuance of common stock	433,961.00
00.00
Net Cash (used in) provided by Financing Activities	433,961.00

Supplemental Disclosure	00.00
422,952.00

Supplemental Schedule of Non-Cash Investing and Financing Activities
Property and equipment acquired for Equity	124,119.00

NOTES TO FINANCIAL STATEMENTS

Statement of Comprehensive Income, Cash Flow, Changes in Stockholders’ Equity.

Notes to Financial Statements

The financial statements are prepared in accordance with generally accepted accounting principles in the United States (US GAAP). Upon a successful Offering, the Company will engage an independent certified public accountant.

Note 1: Cash and Cash Equivalent: Represents on hand and available.

Note 2:Subscription Receivable: Represents the private sale of 360,000 shares of common stock at $0.50 per share, entered on December 30, 2020 and payable as a Subscription Receivable on an as-needed-basis until January 31, 2021.  Such shares represent a Commitments and Contingencies as declared on the Trial Balance for the period ending December 31, 2020, since they have registration rights three months from the successful Offering date. Such rights shall be the responsibility and cost of the Company. It is estimated such costs should not exceed $3,500.

Note 3: Property and Equipment: Assets at cost of $124,119.00, consisting of four computers and computer systems, seven monitors and assemblies, hemp extraction and fabrication equipment, greenhouse equipment and irrigation apparatus, office furniture, support fixed assets and other assets.

Note 4: Intangible Assets. Intellectual properties at cost of $115,295.00, consisting of three proprietary software systems, twenty-one  proprietary business models, eighteen domain names and addresses: CommerceByUs.com, CommerceForUs.com, CrystalBallClub.com, CrystalBallTrader.com, StockTropper.com, StockDefender.com, DayTraderAlgorithm .com , ZoneChasers.com,HempHealthBar.com,BostonStout.com, HempNationalBrands.com, JerseryGreenAcademy.com, HempFarmersMonthy.com, cbdSmarties.com, cbdMoodDialers.com,MoodDialers.com, NineDownWater.com, SassyLite.com, and miscellaneous intangible assets and supporting supplies

Note 5: Common Stock: Common Stock, par value $0.01, 10,000,000 authorized as common shares: The Company has issued and outstanding 4,740,000 common stock.

 Note 6: Summary of significant accounting policies

Basis of Presentation

The accompanying unaudited financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and the rules of the Securities and Exchange Commission ("SEC") applicable to interim reports of companies filing as a smaller reporting company. In the opinion of management, the accompanying interim financial statements include all adjustments necessary in order to make the financial statements and declarations not misleading.

Principles of Consolidation

The Company has not subsidiaries and plans to incorporate a division, as necessary. The results of subsidiaries shall be included in the consolidated income statement from the effective date of acquisition or creation and up to the effective date of disposal of certain assets within the subsidiaries. Intra-group transactions, balances, income, and expenses are eliminated on consolidation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company has no revenue and when it does the following procedures will be followed

Prepaid expenses and other current assets

Prepaid expenses and other current assets as of December 31, 2020 includes development costs that the Company had paid more than work estimated to have been performed.

Earnings (Loss) Per Share

The Company plans to utilize Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 260, “Earnings per Share.” Basic earnings (loss) per share is computed by dividing earnings (loss) attributable to common stockholders by the weighted-average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include additional common share equivalents available upon exercise of stock options and warrants using the treasury stock method. Dilutive common share equivalents include the dilutive effect of in-the-money share equivalents, which are calculated based on the average share price for each period using the treasury stock method, excluding any common share equivalents if their effect would be anti-dilutive.

Liquidity and Capital Resources

The Company was formed on December 21, 2020 and accordingly, has incurred losses from operations, negative cash flows from operations and has limited working capital. Since inception, the Company's principal source of financing has come through the sale of its common stock for cash and assets. The Company will have sufficient cash to fund operations through at least the next twelve months. Even if the Company is unable to raise additional funds, management believes existing business plan will support its current operating platform. The Company believes that additional funds will allow the Company to quickly scale its operations and fulfill its expectations.

During the time period before this Offering closes, and thereafter, if the offering does not close for any reason, including failure to receive the Offering Proceeds, we will finance the above activities from internal cash flow and private offerings. Therefore, we cannot currently predict when each of the above activities will occur if the offering does not close, but the actions, timing and cost will in general follow the Offering Proceeds table above.

OTHER DISCLOSURES

Business Plan Targets

If we are unable to generate significant revenue or secure additional financing, we may be unable to implement our business plan, grow our business and meet our target objectives in our business plan. Accordingly, no investor should rely on any assumption that the

Company will meet its business plan targets in making an investment decision concerning the Shares in this Offering.

Credit Facilities

We do not have any credit facilities or other access to bank credit.

Capital Expenditures

We do not have any contractual obligations for ongoing capital expenditures at this time. We do, however, may purchase equipment and software necessary to conduct our operations on an as needed basis.

Contractual Obligations, Commitments and Contingencies

We do not have any ongoing material contracts that extend beyond a one-year period or which are not cancellable sooner.

Off-Balance Sheet Arrangements

We did not have during the periods presented, and we do not currently have, any off-balance sheet arrangements.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

The preparation of financial statements in conformity with GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company’s significant estimates and assumptions include the fair value of the Company’s common stock, stock-based compensation, the recoverability and useful lives of long-lived assets, and the valuation allowance relating to the Company’s deferred tax assets.

Contingencies

We do not have any contingencies or any conditions that may exist as of the date the financial statements.

Relaxed Ongoing Reporting Requirements

Upon the completion of this offering, we expect to elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies”, including but not limited to: (1) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act; (2) taking advantage of extensions of time to comply with certain new or revised financial accounting standards; (3) taking advantage of extensions of time to comply with certain new or revised financial accounting standards; (4) being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and (5) being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following December 31.

If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our stockholders could receive less information than they might expect to receive from more mature public companies.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The board of directors elects our executive officer annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal.

James Henry, 80 years old, Chairman of the Board and Senior Member of the Executive Committee.

Over 50 years of experience as an Executive Farmer; has managerial skills for corporations for 16 years. Mr. Henry is a strategic organizer to support the company's interests with hemp farmers in Pennsylvania. Holds a degree in Bachelor of Science in Agriculture. Mr. Henry was an officer and director Northridge Corporation and resigned on December 31, 2020.

Thomas Bontempo, 63 years old, President/Secretary, Director.

Business executive experience for over 25 years, has a degree in Horticulture with knowledge in hemp and hemp cultivation; expert in plant disease diagnostics and general plant health. Mr. Bontempo is an Executive Committee Member. Mr. Bontempo was Vice President of Northridge Corporation, and senior executive officer in charge of products and systems development and resigned after the purchase of certain assets of Northridge Corporation, effective December 30, 2020.

Robert S. Gourley, 66 years old - Vice President /Treasurer, Director.

Business executive for over 30 years, Bachelor of Science in Business from Indiana University of Pennsylvania, and MBA from Gannon University, owns Gourley Investments and is Human Resources Instructor at Butler Community College.  Mr. Gourley is an Executive Committee Member.  Mr. Gourley was President of Northridge Corporation and resigned on December 31, 2020.

EXECUTIVE COMPENSATION

Thomas Bontempo

The Company entered into an employment agreement with Mr. Bontempo to serve as its President. Mr. Bontempo currently provides all the labor necessary to support our operation. Under the terms of the agreement, Mr. Bontempo does not currently receive a salary, and has decided to forego salary until the Company successfully completes the offering. Upon the completion of the Offering, Mr. Bontempo shall receive a salary of $175,000 per annum, providing that the maximum shares offered are sold and twenty-five (25%) of the warrants are exercised.

Robert S. Gourley:

The Company entered into an employment agreement with Robert S. Gourley. Under the terms of the agreement, Mr. Gourley does not currently receive a salary, and has decided to forego salary until the Company successfully completes the offering. Upon the completion of the Offering, Mr. Gourley shall receive a salary of $90,000 per annum, providing that the maximum shares offered are sold and twenty -five (25%) of the warrants are exercised.

EXECUTIVE COMMITTEE

The Company plans to establish an Executive Committee to augments the mission, vision, and values of the Company as the steering group that reports to the Board of The Directors.  The Executive Committee shall be entitled to receive $10,000 per year, payable on a quarterly basis. Additional compensation maybe offered at the discretion of the Board of Directors.

FAMILY RELATIONSHIP

There is no family relationship between any of our officers and directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Upon the completion of the Offering, Mr. Bontempo shall receive a salary of $175,000 per annum, providing that the maximum shares offered are sold and twenty -five (25%) of the warrants are exercised.

Upon the completion of the Offering, Mr. Gourley shall receive a salary of $90,000 per annum, providing that the maximum shares offered are sold and twenty-five (25%) of the warrants are exercised. Robert S. Gourley has a one-year stock option to purchase 50,000 Class A common stock at $0.50 per share, effective December 30, 2020.

James Henry has a one-year stock option to purchase 50,000 Class A common stock at $0.50 per share, effective December 30, 2020.

SELLING SHAREHOLDERS

Not applicable

LEGAL PROCEEDINGS

No pending or threatened lawsuits against us that are not covered by applicable insurance or that would, if decided against us, have a material, negative impact on us.

RETAINING ATTORNEY(s)

The Company plans to engage special counsel[s] to handle equity registration matters on a state and federal basis, hemp licensing and related matters.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

None of the following events have occurred during the past five years and which are material to an evaluation of the ability or integrity of any director or executive officer: (1) A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing; or (2) Such person was convicted in a criminal proceeding (excluding traffic violations and other minor offenses).

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors”, “Cautionary Statement regarding Forward-Looking Statements” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

HIGH RISK DECLARATION

RISK FACTORS SUMMARY

An investment in our Common Stock involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this Offering Circular, before purchasing our Common Stock. Any of the following factors could harm our business, financial condition, results of operations or prospects, and could result in a partial or complete loss of your investment. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

GENERAL RISK FACTORS

Management's discussion and analysis of financial conditions and results of operations:  CommerceByUs, Inc functions as a Business Development Company for its own accounts and as consultants. The Company’s primary assets of $239,414.00 were purchased from Tom Bontempo who received 4,300,000 common stock at $0.056 per share. Mr. Bontempo purchased the assets from Northridge Corporation (“Northridge”) where he was a principal owner. As a condition of the sale, Mr. Bontempo resigned as officer and director, and surrendered his investment interest in Northridge. Northridge does not have a contractional obligation with the Company. The Company’s Assets consist of four computers and computer systems, seven monitors and assemblies, hemp extraction and fabrication equipment, greenhouse equipment and irrigation apparatus, office furniture, support fixed assets and other assets, and intangible, intellectual properties that consist of three proprietary software systems, twenty-one proprietary business models, eighteen domain names and other assets.

Whether the Company has sufficient assets and adequate management to execute its business model depends on seven factors: (1) Strategic Focus (Leadership, Management, Planning), (2) People (Personnel, Staff, Learning, Development), (3) Operations (Processes, Work), (4) Marketing (Customer Relations, Sales, Responsiveness (5) Finances (Assets, Facilities, Equipment), (6) Federal and state regulations, and (7) Unforeseen events (current pandemic and related issues). The assets acquired by the Company and other ideas have been declared as “Fields of Development” projects, page 6, and identified as primary candidates to grow into separate entities. The Company makes no assurances that any of the current Fields of Development projects or future undertakings will be successful or if the Company has or can attract sufficient funds to main their commercial value.

No guarantee of success:  Under Fields of Development, page 6, the Company disclosed eleven categories, representing business plans and ideas. There remains no guarantee that our business models and plans will be profitable in the future. The Company is hedging its success on the future distribution and sale of its product, even though many rules and regulations around distribution and sale are still in the process of being established. While these disclosures have been addressed, the risks of investing are substantial. As with any investment, there is no guarantee that our business model will provide any return or income.

Inflated share prices: Investing in our Company is highly speculative, and the cost of an investment is based on the expectation of its future success rather than its current performance. Investors who buy our shares risk paying an inflated price for an investment that may never increase in value.

Dilution: Our Company may be required to scale up its operations to meet the business conditions, which may include building larger facilities, buying additional equipment and hiring additional employees. This can cost considerable amounts of money, and if we don't have the funds required to expand its operations, it may choose to raise money by issuing additional shares. The Company may need to issue additional shares to raise money, it comes at the expense of existing shareholders, whose percentage ownership decreases proportionally to the number of new shares created.

This is known as dilution. If you hold shares in a Company that continuously raises money by issuing more shares, your investment will decrease in value.

Providing specialized services and management products and services is an emerging business, and many would be competitors have more significant resources that may enable them to compete more effectively.

We will compete in the same markets with many companies that offer similar products and services. Price competition in the industry, particularly from larger, more untraditional industry model competitors, is intense, and pricing pressures from competitors and clients are increasing. New competitors entering our markets may further increase pricing pressures. Many of our competitors have more significant resources than we do, which may enable them to compete more effectively in our planned markets. Our competitors may devote their resources to developing and marketing products and services that will directly compete with our product lines, and new, more efficient competitors may enter the market. If we are unable to compete with existing companies successfully and new entrants to the market this will have a negative impact on our business and financial condition.

Our success depends on the adoption of our products and services by customers, and if these potential customers do not accept and acquire our products and services, then our revenue will be severely limited.

Products and services considered by our potential clients may not be accepted, and new ideas, avenues, and other methods must be tried to gain client access. The same factors are valid for all competitors in the field. Our branding and marketing of products may not be profitable, or we have the resources to make product branding successful. While we will use our “best efforts” to create, deliver and offer the right products and services, there is no assurance we will be successful.

If we are unable to protect our proprietary and technology rights, our operations will be adversely affected.

Our success will depend in part on our ability to protect our proprietary rights and technologies, including those related to our products and services. We have not applied for any formal patents or similar protection. Our failure to adequately protect our proprietary rights may adversely affect our operations. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our services or to obtain and use trade secrets or other information that we regard as proprietary. Based on the nature of our business, we may or may not be able to protect our rights through patents adequately. Our means of protecting our proprietary rights in the United States or abroad may not be adequate, and competitors may independently develop similar technologies. However, we do intend to trademark the key trade names, both in States, the Federal government, and International jurisdictions. At this stage, we do not know the key trade names to protect. Also, litigation may be necessary in the future to: If we are unable for any reason, such litigation could result in substantial costs if we are held to have willfully infringed or to expend significant resources to develop non-infringing technology and would divert the attention of management from the implementation of our business strategy. Furthermore, the outcome of litigation is inherently difficult to predict, and we may not prevail in any litigation in which we become involved. By not effectively manage growth and maintain low operating costs, our results of operations and financial condition may be adversely affected. If we are unable to manage our growth effectively, including having geographically dispersed offices and employees or to anticipate and manage our future growth accurately, our business may be adversely affected. If we are unable to manage our expansion and growth effectively, we may be unable to keep our operating costs low or effectively meet the requirements of an ever-growing, geographically dispersed client base. In addition, our growth may place significant demands on our management, and our overall operational and financial resources. A failure on our part to meet any of the foregoing challenges inherent in our growth strategy may have an adverse effect on our results of operations and financial condition

We may operate in immature and rapidly evolving industry and have a relatively new business model, which makes it difficult to evaluate our business and prospects.

The industry in which we operate is characterized by rapidly changing regulatory requirements, evolving industry standards, and shifting user and client demands. Our business model is also evolving and is different from models used by other companies in our industry. As a result of these factors, the success and future revenue and income potential of our business is uncertain. Any evaluation of our business and our prospects must be considered in light of these risks and uncertainties, some of which relate to our ability to: (1) Expand our credibility within the hemp and other industries; (2) Develop relationships with third-party vendors and manufactures; (3) Expand operations and implement and improve our operational, financial and management controls; (4) Raise capital at attractive costs, or at all; (5) Attract and retain qualified management, employees and independent service providers; (6) Successfully introduce new processes, technologies products and services and upgrade our existing processes, technologies, products and services; (7) Protect our proprietary processes and technologies and our intellectual property rights; and (8) Respond to government regulations, product and software technologies, cyber security and other regulated aspects of our business.

If we are unable to successfully address the challenges posed by operating in an immature and rapidly evolving industry and having a relatively new business model, our business could suffer.

We have not engaged an independent registered public accountant, and therefore unable to provide an attestation report as to our internal control over financial reporting for the foreseeable future.

We are currently review adequate candidates to be our independent registered public accounting firm and provide such firm access to assess the effectiveness of our internal control over financial reporting and establish an effective, if necessary, internal control over financial reporting. As an issuer of securities under Regulation A, we do not expect to be required to assess the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, unless and until we become a reporting company under the Exchange Act and, thereafter, no longer qualify as an emerging growth company or are no longer a non-accelerated filer, as defined in Rule 12b-2 under the Exchange Act, whichever is later. Currently, we would expect to be an emerging growth company for up to five years after we become a reporting company under the Exchange Act. As a result of the foregoing, for the foreseeable future, you may not receive any attestation concerning our internal control over financial reporting from us or our independent registered public accountants. Upon the closing of the Stock Offering, the Company plans to engage an independent public accountant.

RISKS RELATING TO OUR BUSINESS

We have limited operating history, which makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

We are a development stage company and are in the process of developing our products and services.  Because of the related uncertainties, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in sales, revenues, or expenses. If we make poor budgetary decisions as a result of unreliable data, our net revenues in the future may decline, which may result in a decline in our stock price once we start trading. The Company’s success and survival is contingent upon its ability to achieve profitable operations and the Company’s ability to raise additional capital as required. There is uncertainty regarding our ability to implement our business plan and to grow our business to a greater extent than we can with our existing financial resources without additional financing. Except from the proceeds of this offering, we have no binding agreements, commitments, or understandings to secure additional financing at this time. We have no binding agreements, commitments, or understandings to acquire any other businesses or assets. Our long-term future growth and success is dependent upon our ability to generate cash from operating activities and obtain additional financing, potentially beyond the proceeds of this offering. There is no assurance that we will be able to generate sufficient cash from operations, sell shares of common stock in addition to this Offering or borrow additional funds. Our inability to obtain additional cash could have a material adverse effect on our ability to fully implement our business plan as described herein and grow our business, including our three-year target objectives, to a greater extent than we can with our existing financial resources. Management currently believes that the Company can fully implement its current business plan. A major assumption underlying management’s belief is that this Offering is successful. However, there is a risk that this Offering, although on different terms, since the Company may not be able to sell all the shares offered and settle for a lesser amount. There is no assurance that this Offering will be successful or that the Company will be able to implement its current business plan and achieve profitable operations for the reasons set forth herein and elsewhere in “Risk Factors.”

Because the financial statements for December 31, 2020 have not been reviewed by an auditor, there is no assurance that, when the auditors do review our financial statements there will not be changes in the reviewed financial statements from the non-reviewed financial statements in this Offering Circular.

The requirements for interim financial statements in a Regulation A offering are different from those required under the Securities Act of 1933, as amended. A Regulation A filer like us can submit financial statements that are not reviewed by an auditor. Because the financial statements (Balance Sheet) have not been reviewed by an auditor, there is no assurance that when it does happen there will not be changes in the reviewed financial statements from the non-reviewed financial statements in this Offering Circular. Moreover, the Company intends to engage a certified public accounting firm sanctioned by the Securities and Exchange Commission upon successful conclusion of this Offering

RISKS RELATED TO MANAGEMENT AND PERSONNEL

Mr. James Henry is the Company's Chairman of the Board.

Mr. Thomas Bontempo is the Company’s President, Secretary and Director.

Mr. Robert S. Gourley is the Company's Vice President, Treasurer and Director.

We depend heavily on Messrs. Bontempo, Henry, and Gourley. The loss of their services could harm our business. Our future business and results of operations depend in significant part upon their continued employment. If we lose their services or if they fail to perform in their current position, or if we are not able to attract and retain skilled employees this could adversely affect the development of our business plan and harm our business.

Messrs.  Bontempo, Henry, and Gourley have limited experience managing a public Company, which may inhibit our ability to successfully implement our business plan. They never operated as a public company, which required that they establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, they may not be able to operate successfully as a public company, even if our operations are successful. They plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. The same risks factors are evident for the other personnel.

RISKS RELATING TO OFFERING

There has been no public market for our Common Stock prior to this offering, and an active market in which investors can resell their shares may not develop.

Prior to this offering, there has been no public market for our Common Stock. We cannot predict the extent to which an active market for our Common Stock will develop or be sustained after this offering, or how the development of such a market might affect the market price of our Common Stock. The initial offering price of our Common Stock in this offering will be agreed between us and the Underwriter based on a number of factors, including market conditions in effect at the time of the offering, and it may not be in any way indicative of the price at which our shares will trade following the completion of this offering. Investors may not be able to resell their shares at or above the initial offering price.

Investors in this offering will experience immediate and substantial dilution.

Upon the sale of 1,000,000 common share, investors in this offering will own approximately 17.4% of the then outstanding shares of common stocks. See "Dilution," page 9.

The market price of our Common Stock may fluctuate, and you could lose all or part of your investment.

The offering price for our Common Stock was based on several factors and may not be indicative of prices that will prevail on the OTC Bulletin Board. The price of our Common Stock may decline following this offering. The stock market in general, and the market price of our Common Stock will likely be subject to fluctuation, whether due to, or irrespective of, our operating results, financial condition, and prospects.

Our financial performance, our industry’s overall performance, changing consumer preferences, technologies and advertiser requirements, government regulatory action, tax laws and market conditions in general could have a significant impact on the future market price of our Common Stock. Some of the other factors that could negatively affect our share price or result in fluctuations in our share price include: (1) actual or anticipated variations in our periodic operating results;(2) increases in market interest rates that lead purchasers of our Common Stock to demand a higher yield; (3) changes in earnings estimates; (4) changes in market valuations of similar companies; (5) actions or announcements by our competitors; (6) adverse market reaction to any increased indebtedness we may incur in the future; (7) additions or departures of key personnel; (8) actions by stockholders; (9) speculation in the press or investment community; and (10) our intentions and ability to list our Common Stock on a national securities exchange and our subsequent ability to maintain such listing.

We do not expect to declare or pay dividends in the foreseeable future.

We do not expect to declare or pay dividends in the foreseeable future, as we anticipate that we will invest future earnings in the development and growth of our business. Therefore, holders of our Common Stock will not receive any return on their investment unless they sell their securities, and holders may be unable to sell their securities on favorable terms or at all.

Sales of our common stock under Rule 144 could reduce the price of our stock.

Rule 144 of the Securities Act of 1933 defines as restricted securities that can only be resold if the conditions of Rule 144 are met. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Because we do not have an audit committee, we are subject to increased risk related to financial statement disclosures.

While we endeavor to create an Audit Committee after the successful conclusion of this common stock offering, we are subject to increased risk related to financial statement disclosures until that event.

The Stock Offering consist of warrants, which if exercised would materially dilute the shareholders percentage of ownership.

Despite our election to become a public reporting company under the Exchange Act, we will publicly report on an ongoing basis as an “emerging growth company” under the reporting rules set forth under the Exchange Act. If we terminate our election to operate as a publicly reporting company under the Exchange Act, we will nevertheless be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our stockholders could receive less information than they might expect to receive from more mature public companies.

Although we have elected to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act.

For so long as we remain an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies”, including but not limited to: (1) being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act; (2) taking advantage of extensions of time to comply with certain new or revised financial accounting standards; (3) being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and (4) being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following December 31.

If we cease to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies,” and our stockholders could receive less information than they might expect to receive from more mature public companies.

The preparation of our consolidated financial statements involves the use of estimates, judgments and assumptions, and our consolidated financial statements may be materially affected if such estimates, judgments, or assumptions prove to be inaccurate.

Financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) typically require the use of estimates, judgments and assumptions that affect the reported amounts. Often, different estimates, judgments and assumptions could reasonably be used that would have a material effect on such financial statements, and changes in these estimates, judgments and assumptions may occur from period to period over time. Significant areas of accounting requiring the application of management’s judgment include, but are not limited to, determining the fair value of assets and the timing and amount of cash flows from assets. These estimates, judgments and assumptions are inherently uncertain and, if our estimates were to prove to be wrong, we would face the risk that charges to income or other financial statement changes or adjustments would be required. Any such charges or changes could harm our business, including our financial condition and results of operations and the price of our securities. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of the accounting estimates, judgments, and assumptions that we believe are the most critical to an understanding of our consolidated financial statements and our business.

If securities industry analysts do not publish research reports on us, or publish unfavorable reports on us, then the market price and market trading volume of our Common Stock could be negatively affected.

Any trading market for our Common Stock will be influenced in part by any research reports that securities industry analysts publish about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of our Common Stock could be negatively affected. In the event we are covered by analysts, and one or more of such analysts downgrade our securities, or otherwise reports on us unfavorably, or discontinues coverage or us, the market price and market trading volume of our Common Stock could be negatively affected.

Future issuances of our Common Stock or securities convertible, if the case, into our Common Stock or the expiration of lock-up agreements that restrict the issuance of new Common Stock or the trading of outstanding stock, could cause the market price of our Common Stock to decline and would result in the dilution of your shareholding.

Future issuances of our Common Stock or securities convertible into our Common Stock or the expiration of lock-up agreements that restrict the issuance of new Common Stock or the trading of outstanding stock, could cause the market price of our Common Stock to decline. We cannot predict the effect, if any, of future issuances of our Common Stock or securities convertible into our Common Stock, or the future expirations of lock-up agreements, on the price of our Common Stock. In all events, future issuances of our Common Stock would result in the dilution of your shareholding. In addition, the perception that new issuances of our Common Stock or other securities convertible into our Common Stock, could occur, or the perception that locked-up parties will sell their securities when the lockups expire, could adversely affect the market price of our Common Stock.

Future issuances of debt securities, which would rank senior to our Common Stock upon our bankruptcy or liquidation, and future issuances of preferred stock, which would rank senior to our Common Stock for the purposes of dividends and liquidating distributions, may adversely affect the level of return you may be able to achieve from an investment in our Common Stock.

In the future, we may attempt to increase our capital resources by offering debt securities. Upon bankruptcy or liquidation, holders of our debt securities, and lenders with respect to other borrowings we may make, would receive distributions of our available assets prior to any distributions being made to holders of our Common Stock. Moreover, if we issue additional preferred stock, the holders of such preferred stock could be entitled to preferences over holders of Common Stock in respect of the payment of dividends and the payment of liquidating distributions. Because our decision to issue debt or preferred securities in any future offering, or borrow money from lenders, will depend in part on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any such future offerings or borrowings. Holders of our Common Stock must bear the risk that any future offerings we conduct or borrowings we make may adversely affect the level of return they may be able to achieve from an investment in our Common Stock.

Our management has broad discretion as to the use of certain of the net proceeds from this offering.

We intend to use all surplus cash from this offering for working capital and other general corporate purposes. However, we cannot specify with certainty the particular uses of such proceeds. Our management will have broad discretion in the application of the net proceeds designated for use as working capital or for other general corporate purposes. Accordingly, you will have to rely upon the judgment of our management with respect to the use of these proceeds. Our management may spend a portion or all of the net proceeds from this offering in ways that holders of our Common Stock may not desire or that may not yield a significant return or any return at all. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may also invest the net proceeds from this offering in a manner that does not produce income or that loses value. Please see “Use of Proceeds” below for more information.

RISK FACTORS OF NO UNDERWRITER

The Company did not engage an underwriter with respect to the Offered Shares. Upon notice by the Escrow Agent of the Bank that the proceeds are collected to the satisfaction of the Company and prior to the time and date of pricing, which will immediately follow the time and date on which the SEC qualifies the post-qualification amendment to the Offering Statement (the “Qualification Date”), and we intend to close the offering on a T+3 3/ basis after pricing of the offering. After the Qualification Date but prior to accepting any proceeds of the Offering into the Escrow Account, we will file a Rule 253(g) Offering Circular (“Pricing Offering Circular”) setting forth the price per share and number of shares to be offered. No funds will be accepted into the Escrow Account from any investor until after the Pricing Offering Circular has been filed and effective with the SEC on EDGAR.

In financial markets T+2 is a shorthand for trade date plus two days indicating when securities transactions must be settled. T+2 means that when a security is purchased, payment and the security's certificate must change hands no later than two business days after the trade is executed.

OTHER SELLING RESTRICTIONS

Other than in the United States, no action has been taken by us that would permit a public offering of our Common Stock in any jurisdiction where action for that purpose is required. Our Common Stock may not be offered or sold, directly or indirectly, nor may this Offering Circular or any other offering material or advertisements in connection with the offer and sale of shares of our Common Stock be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this Offering Circular comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this Offering Circular. This Offering Circular does not constitute an offer to sell or a solicitation of an offer to buy our Common Stock in any jurisdiction in which such an offer or solicitation would be unlawful.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this Offering Circular (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

INVOLVEMENTS IN CERTAIN LEGAL PROCEEDINGS

None of the following events have occurred during the past five years and which are material to an evaluation of the ability or integrity of any director or executive officer: (1) A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing; or (2) Such person was convicted in a criminal proceeding (excluding traffic violations and other minor offenses).

BOARD COMPOSITION

Our board of directors currently consists of two members. Each director of the Company serves until the next annual meeting of stockholders and until his successor is elected and duly qualified, or until his earlier death, resignation or removal. Our board is authorized to appoint persons to the offices of Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board. Three additional directors will be appointed open the successful conclusion of the Offering.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

DIRECTOR INDEPENDENCE

The intends that company’s board of directors to be comprised of independent directors within one year of listing.

In selecting our independent director, our board considered the relationships that each such person has with our Company and all the other facts and circumstances our board deemed relevant in determining independence, including the beneficial ownership of our capital stock by each such person.

BOARD LEADERSHIP STRUCTURE AND RISK OVERSIGHT

The board of directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function. Each of the board committees also provides risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. The code of conduct is posted on our website.

COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Articles and Bylaws, subject to the provisions of state Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

INDUSTRY REGULATIONS AND OUR CLIENTS

Our business is subject to a wide range of complex laws and regulations. In addition, many of our solutions are designed to assist clients with their compliance with certain laws and regulations that apply to them. Being able to act as principal and advisor to clients in the hemp industry gives us an advantage to other competitors.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our shares are not considered "penny stocks" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00.

Dividend Policy

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Reports to Shareholders

We will voluntarily send an annual report to shareholders containing audited financial statements, and other disclosures as deemed necessary. The Company’s website at www.fjhemp.com will be the primary sources on our activities.

Where You Can Find Additional Information.

We will file with the Securities and Exchange Commission an Offering Circular on Form 1-A. For further information about us and the shares of common stock to be sold in the offering, please refer to the Offering Circular and the exhibits and schedules thereto. The Offering Circular and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC’s Public Reference Room at 100 F St., N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Offering Circular and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov.

Equity Incentive Plan.

We have none.

Agreements Regarding Change in Control and Termination of Employment.

We have none.

Outstanding Equity Awards.

Robert S. Gourley has a one-year stock option to purchase 50,000 Class A common stock at $0.50 per share.

James Henry has a one-year stock option to purchase 50,000 Class A common stock at $0.50 per share.

Director Compensation.

Our Director was not paid any compensation as directors, and we have no agreement to pay our director any separate compensation for acting as a director. The compensation of the Directors and Executive Officers is subject to future adjustments, as determined by the Compensation Committee pursuant to the terms of its charter.

REGISTRAR AND TRANSFER AGENT

The Company plans to appoint Equity Stock Transfer Company, 236 West 37th Street, Suite 602, New York, NY 10018 as transfer agent on the effective date of the Offering Circular. Equity Stock Transfer Company is independent, and Securities and Exchange Commission sanctioned it as registrar and transfer agent.

ESCROW AGENT

The Company plans to appoint Equity Stock Transfer Company, 236 West 37th Street, Suite 602, New York, NY 10018 as our independent agent to act as Escrow Agent.

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